Exhibit 99.1

Solar Senior Capital Announces Monthly Dividend of $0.10 per Share for April 2012

NEW YORK--(BUSINESS WIRE)--April 5, 2012--Solar Senior Capital Ltd. (NASDAQ: SUNS), today declared a dividend payment of $0.10 per share for the month of April 2012. The dividend will be paid on May 2, 2012 to stockholders of record on April 18, 2012. The Company expects the dividend to be paid from taxable earnings with specific tax characteristics reported to stockholders after the end of the calendar year.

ABOUT SOLAR SENIOR CAPITAL LTD.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien, unitranche, and second lien debt instruments.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Senior Capital Ltd.
Nick Radesca, 212-993-1660